EXHIBIT 99.1

Contacts:
PR/Media Inquiries: Sarah Comstock Merit Medical
+1-801-432-2864
sarah.comstock@merit.com

Merit Medical Announces Resignation of President, Joseph Wright

SOUTH JORDAN, Utah, December 16, 2024 (GLOBE NEWSWIRE) -- Merit Medical Systems, Inc. (NASDAQ: MMSI) (“Merit” or the “Company”), a global leader of healthcare technology, today announced the resignation of its President, Joseph C. Wright, effective January 3, 2025.

The Company noted that prior to Mr. Wright’s resignation, Merit had received notice of allegations regarding his conduct, which Merit’s independent directors investigated with the assistance of independent counsel. The allegations were unrelated to Merit’s operations or financial performance.

Based upon Mr. Wright’s resignation, Merit’s Board of Directors has re-appointed Fred P. Lampropoulos as Merit’s President.

ABOUT MERIT MEDICAL

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture, and distribution of proprietary disposable medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling more than 700 individuals. Merit employs approximately 7,200 people worldwide.